SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2001

Leap Wireless International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)		92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Item 5. Other Events.
SIGNATURE

     This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 5. Other Events.

     On July 25, 2001, Leap announced its financial and certain other operational results for the quarter ended June 30, 2001 as set forth below.

     The Company reported that as of June 30, 2001, customers of the Company’s Cricket service grew to over 472,000, compared to the just over 339,000 customers reported as of March 31, 2001.

     Cricket operational highlights from the second quarter of 2001 included:

•	Leap launched an additional six market areas — Spokane, Washington; Fort Smith, Arkansas; Columbus and Macon, Georgia; Hickory, North Carolina; and Pittsburgh, Pennsylvania — bringing the total potential customers covered by Cricket service in markets across the United States to approximately 12.3 million (1998 POPs) at the end of the quarter. Subsequent to the end of the quarter, Leap also launched Cricket service in Fayetteville, Arkansas.

•	Average revenue per user per month (ARPU) across all of Leap’s operational markets rose to approximately $36, up from the approximately $35 reported for the first quarter of 2001.

•	Overall cost per gross customer addition (CPGA) was approximately $245.

     Key financial performance measures for the second quarter ended June 30, 2001 were as follows:

•	Total operating revenues for Leap’s U.S. operations for the second quarter were $47.8 million, an increase of $11 million over the $36.8 million reported for the first quarter of 2001. Service revenue rose to $39.5 million, an increase of 54 percent over that reported for the first quarter of 2001.

•	Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) was negative $56.6 million, compared to the negative $48.1 million reported for the first quarter of 2001.

•	Leap’s consolidated net loss for the quarter was $128.5 million or $3.91 per share, compared to a net loss of $114.4 million or $3.88 per share in the prior quarter. Of the $3.91 net loss per share reported in the second quarter, $0.52 was the result of Leap’s share of losses for Pegaso Telecomunicaciones S.A., de C.V. (“PEGASO”), the Mexican wireless company that Leap co-founded, recognized under the equity method of accounting.

•	Leap’s total cash and cash equivalents, investments, and deposits on pending wireless license acquisitions as of June 30, 2001 were $593.4 million.

•	The book value of wireless licenses at the end of the second quarter rose to $681.5 million, an increase of $408.1 million over what was reported at the end of the first quarter of 2001 and reflecting the completion of several spectrum acquisitions.

•	Leap’s property and equipment, net of depreciation, rose to $686.5 million in the second quarter, an increase of $178.5 million over that reported at March 31, 2001.

     Other Highlights:

•	New Services — In May 2001, Leap introduced its Telephone Entertainment Network, a company initiative focused on turning wireless communications into an entertainment and information medium. During the quarter, Leap launched Slice, the first channel to debut on the Telephone Entertainment Network, in Chattanooga and Nashville, Tenn., and further expanded this service in July 2001 to include Albuquerque, N.M. Marketed as Your Personal Telephone Entertainment Channel, Slice is designed to deliver short, crisp “voice clips” directly to the customer’s wireless phone. With Slice service, customers hear entertaining, short clips of local news and events, sports, weather, traffic and more before their calls connect. Leap intersperses short advertisements and promotions that can save customers money with these fun, fresh “slices” of information. With a simple press of a button, customers can get more information by voice or text on selected voice clips.

•	Spectrum — During the second quarter of 2001, Leap completed the acquisition of 40 new wireless licenses totaling approximately 14.2 million potential customers (1998 POPs), bringing the total potential customers covered by the licenses that Leap owns to approximately 49.8 million. In total, Leap now owns or has rights to acquire 72.7 million potential customers (1998 POPs) in 36 states. This number includes licenses covering 22.4 million potential customers (1998 POPs) on which Leap was the high bidder in FCC Auction #35 that ended in January 2001. It is unclear when or whether the FCC will transfer these licenses to Leap because of a June 22, 2001 U.S. Court of Appeals opinion stating that the FCC violated the United States Bankruptcy Code in canceling NextWave’s licenses (which were then auctioned in Auction #35). The 22 licenses that Leap won in Auction #35 were all NextWave licenses that the FCC reclaimed.

•	International Operations — PEGASO grew its customer base to approximately 729,000 at the end of the second quarter. As of March 31, 2001, PEGASO had launched service in 13 markets with networks covering nearly 30 million potential customers across Mexico. Leap has chosen to invest an additional $29 million into the Mexican wireless carrier to support the future growth and working capital needs of Pegaso. Other shareholders of Pegaso have also agreed to contribute additional amounts such that Leap’s percentage ownership in Pegaso remains unchanged.

LEAP WIRELESS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30,	December 31,
	2001	2000

	(Unaudited)
Assets

Cash and cash equivalents	$381,522	$338,878

Restricted cash equivalents	—	13,575

Short-term investments	118,791	199,106

Inventories	28,487	9,032

Notes receivable, net	33,284	138,907

Other current assets	9,577	12,746

Total current assets	571,661	712,244

Property and equipment, net	686,451	430,193

Investment in unconsolidated wireless operating company	788	34,691

Wireless licenses, net	681,487	265,635

Goodwill and other intangible assets, net	47,431	30,297

Restricted investments	53,323	51,896

Deposits for wireless licenses	87,699	91,772

Other assets	156,144	30,679

Total assets	$2,284,984	$1,647,407

Liabilities and Stockholders’ Equity

Accounts payable and accrued liabilities	$57,219	$58,735

Other current liabilities	132,018	65,690

Total current liabilities	189,237	124,425

Long-term debt	1,408,371	897,878

Other long-term liabilities	107,012	41,846

Total liabilities	1,704,620	1,064,149

Stockholders’ equity:

Preferred stock	—	—

Common stock	3	3

Additional paid-in capital	1,131,657	893,401

Unearned stock-based compensation	(7,776)	(10,019)

Accumulated deficit	(545,813)	(302,898)

Accumulated other comprehensive income	2,293	2,771

Total stockholders’ equity	580,364	583,258

Total liabilities and stockholders’ equity	$2,284,984	$1,647,407

LEAP WIRELESS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended

	June 30,

	2001	2000	2001	2000

Revenues:

Service revenues	$39,554	$16,828	$65,209	$26,246

Equipment revenues	8,292	1,696	19,390	2,269

Total revenues	47,846	18,524	84,599	28,515

Operating expenses:

Cost of service	(17,480)	(5,981)	(29,706)	(8,764)

Cost of equipment	(32,497)	(12,720)	(63,435)	(25,968)

Selling and marketing	(21,786)	(4,941)	(38,801)	(11,617)

General and administrative	(32,715)	(26,957)	(57,401)	(42,384)

Depreciation and amortization	(20,511)	(8,436)	(35,298)	(13,678)

Total operating expenses	(124,989)	(59,035)	(224,641)	(102,411)

Operating loss	(77,143)	(40,511)	(140,042)	(73,896)

Equity in net loss of investments in and loan receivable from unconsolidated wireless operating companies	(17,116)	(17,169)	(43,298)	(46,752)

Interest income	7,874	12,313	18,773	17,004

Interest expense	(41,840)	(36,311)	(79,451)	(52,471)

Foreign currency transaction gains (losses)	(40)	10,322	(1,275)	11,721

Gain on sale of subsidiary	—	313,432	—	313,432

Gain on issuance of stock by unconsolidated wireless operating company	—	25,734	—	25,734

Other income, net	—	1,313	3,576	1,948

Income (loss) before income taxes and extraordinary items	(128,265)	269,123	(241,717)	196,720

Income taxes	(265)	(34,548)	(1,198)	(34,548)

Income (loss) before extraordinary items	(128,530)	234,575	(242,915)	162,172

Extraordinary losses on early extinguishment of debt	—	(315)	—	(4,737)

Net income (loss)	$(128,530)	$234,260	$(242,915)	$157,435

Basic net income (loss) per common share:

Income (loss) before extraordinary items	$(3.91)	$9.18	$(7.79)	$6.77

Extraordinary loss	—	(0.01)	—	(0.20)

Net income (loss)	$(3.91)	$9.17	$(7.79)	$6.57

Diluted net income (loss) per common share:

Income (loss) before extraordinary items	$(3.91)	$7.21	$(7.79)	$5.19

Extraordinary loss	-—	(0.01)	—	(0.15)

Net income (loss)	$(3.91)	$7.20	$(7.79)	$5.04

Shares used in per share calculations:

Basic	32,882	25,536	31,181	23,967

Diluted	32,882	32,519	31,181	31,227

LEAP WIRELESS INTERNATIONAL, INC.
SELECTED SEGMENT DATA
(UNAUDITED)
(In Thousands)

	As of and for the		As of and for the
	Three Months Ended		Six Months Ended

	June 30,

	2001	2000	2001	2000

	(Unaudited)		(Unaudited)
United States:

Revenues	$47,846	$5,642	$84,599	$9,841

EBITDA	(45,779)	(11,038)	(86,796)	(19,875)

Operating loss	(66,004)	(14,131)	(121,362)	(28,637)

Capital expenditures	(191,884)	(48,203)	(277,921)	(84,089)

Purchase of wireless licenses	(403,631)	—	(410,345)	(73,154)

Total assets	1,783,273	673,713	1,783,273	673,713

Mexico(1):

Revenues	37,324	19,035	58,198	23,687

EBITDA	(39,234)	(53,188)	(140,315)	(101,670)

Operating loss	(56,279)	(62,776)	(170,149)	(116,285)

Capital expenditures	(64,701)	(21,361)	(163,834)	(87,428)

Total assets	933,631	622,083	933,631	622,083

(1)	The results of the Mexico segment are for the three and six months ended March 31, 2001 and 2000, a three-month reporting lag. The results of the Mexico segment for the three months ended March 31, 2001 are pro forma, and exclude cumulative adjustments reducing revenues by $17.4 million and reducing cost of revenues by $4.2 million related to Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2001	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ THOMAS D. WILLARDSON

Thomas D. Willardson Senior Vice President, Finance and Treasurer